UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2010
Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)
(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information in Item 3.03 below is incorporated by reference into this Item 1.01.
Item 3.03. Material Modifications of Rights of Security Holders.
     On January 8, 2010, Builders FirstSource, Inc. (the “Company”) entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture dated as of February 11, 2005 (the “Indenture”) among the Company, the Subsidiary Guarantors thereto, and Wilmington Trust Company, as Trustee, governing the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 (the “2012 Notes”). As previously announced, the Company solicited consents to amend the Indenture and, as of December 31, 2009, the Company had received consents from holders of $171,933,000 in aggregate principal amount of 2012 Notes, which represents approximately 97% of the aggregate principal amount of the outstanding 2012 Notes held by holders not affiliated with the Company.
     The Supplemental Indenture eliminates substantially all the restrictive covenants contained in the Indenture, including those that obligate the Company to make an offer to repurchase the 2012 Notes upon a change of control and certain sales of assets and those that restrict the Company’s ability to consolidate or merge, incur debt, make restricted payments (including payments of dividends), issue equity securities, incur liens, allow subsidiaries to make guarantees, and use proceeds from asset sales. The Supplemental Indenture also releases all of the liens on the collateral securing the 2012 Notes and eliminates certain conditions to defeasance and certain events of default. In addition, the Supplemental Indenture permits notice of redemption of the 2012 Notes to occur on the same day as such redemption. The amendments contained in the Supplemental Indenture become operative upon completion of the Company’s previously announced debt exchange, which is expected to occur on or about January 21, 2010.
     The foregoing description of the amendments contained in the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the special meeting of the Company’s stockholders on January 14, 2010 (the “Special Meeting”), stockholders (1) approved the amendment to the Company’s 2007 Incentive Plan (the “2007 Plan”) to increase the number of shares of common stock that may be granted pursuant to awards under the 2007 Plan from 2,500,000 shares to 7,000,000 shares and (2) re-approved the list of qualified business criteria for performance-based awards issued under the 2007 Plan in order to preserve federal income tax deductions. Non-employee directors, officers, and other employees, advisors, or consultants of the Company, including certain parent and subsidiary entities, selected by a committee of the Company’s Board of Directors are eligible to participate in the 2007 Plan, including our principal executive officer, principal financial officer, and other named executive officers. A description of the material terms of the 2007 Plan, as so amended, was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 15, 2009.
Item 8.01. Other Events.
     At the Special Meeting, in addition to the changes to the 2007 Plan referenced above, stockholders also approved the issuance of shares of the Company’s common stock (1) in the Company’s previously announced rights offering, (2) to JLL Partners Fund V, L.P. and Warburg Pincus Private Equity IX, L.P. pursuant to the Investment Agreement entered into between the Company, JLL Partners Fund V, L.P., and Warburg Pincus Private Equity IX, L.P. on October 23, 2009, as amended, and (3) to holders of the 2012 Notes in the Company’s previously announced debt exchange.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: January 14, 2010

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Supplemental Indenture dated as of January 8, 2010, by Builders FirstSource, Inc., each of the Guarantors listed on the signature pages thereto, and Wilmington Trust Company, as Trustee.

99.1	Builders FirstSource, Inc. 2007 Incentive Plan (incorporated herein by reference to Annex D of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 15, 2009).